BankAmerica                                       Exhibit 4(a)
Business Credit, Inc.

September 12, 1994



Mr. Mark Brody
Sudbury, Inc.
30100 Chagrin Blvd.
Suite 203
Cleveland, Ohio 44124

Re:  Amendment No. 5 to Loan and Security Agreement

Dear Mr. Brody:

Reference is hereby made to that certain Loan and Security Agreement (the "Agreement") dated as of May 28, 1993, as amended from time to time, and executed by and among Sudbury, Inc. (the "Parent"), Cast-Matic Corporation, Frisby Mfg. Co., Industrial Powder Coatings, Inc. ("IPC"), Iowa Mold Tooling Co., Inc., South Coast Terminals, Inc., and Wagner Castings Company (collectively, the "Borrower") and BankAmerica Business Credit, Inc., formerly known as BA Business Credit, Inc. (the "Agent" and a "Lender"), National City Bank, and Star Bank, National Association (collectively, the "Lenders"). Certain capitalized terms used herein shall have the same meanings attributed to them in the Agreement.

The Agent, the Lenders, and the Borrower desire to modify the arrangement previously made with respect to Havana Advances and the Agreement is amended as follows:

1. Section 2.2(g) of the Agreement is hereby deleted in its entirety and replaced to read as follows:

          "(g) Upon receipt of a Revolving Loan, Wagner will immediately fund the amount of such Revolving Loan to Havana ("Havana Advance") which exceeds Wagner's Individual Borrower
          Revolving Loan Availability calculated without giving effect to (i) Wagner's loans outstanding to Havana and (ii) Havana
          Availability.  Wagner shall denote in
          accordance with the Notice of Borrowing what portion of its advance request is a Havana
          Advance.  Any advance requested by Wagner for

Mr. Mark Brody
Amendment No. 5 to Loan and Security Agreement
September 12, 1994
Page 2


          use in the business and operations of Wagner
          shall not be attributable to Havana
          Availability.  Havana shall execute a master
          revolving credit note ("Revolving Note") in
          favor of Wagner and each advance by Wagner to
          Havana and each expense item paid by Wagner
          for and on behalf of Havana ("Havana
          Intercompany Advance") and each principal
          repayment from Havana to Wagner shall be duly
          recorded on the grid attached to the Revolving
          Note.  An "expense item" herein means any
          third party expense not related in any way to
          the operations of the business of Wagner with
          such expense items to be set forth in detail,
          acceptable to the Agent, and delivered to the
          Agent on the first day of each month
          hereafter.    A copy of the  grid shall  be
          furnished by Wagner to the Agent on the first day of each month hereafter. The Revolving
          Note shall be payable on demand and be in form and substance acceptable to the Agent and the Lenders. None of the Lenders shall be deemed to have made Revolving Loans directly to Havana."


2. In connection therewith, Havana shall execute a replacement note ("Replacement Revolving Note") in form and substance acceptable to the Agent and the Lenders which shall be substituted for and supersede the Revolving Note, a copy of which is attached hereto as Exhibit A.

Except as modified herein, the Agreement remains in full force and effect and is hereby ratified and affirmed. Please indicate your acceptance of this Amendment No. 5 to the Agreement by executing in the places provided below and this Amendment No. 5 shall be deemed effective as of the date first written above.


Respectfully yours,


BANKAMERICA BUSINESS CREDIT, INC.,
as Agent and Lender




By: /s/ Gregory R. Eck
   -----------------------------
Its: Vice President
    ----------------------------

Mr. Mark Brody
Amendment No. 5 to Loan and Security Agreement
September 12, 1994
Page 3


NATIONAL CITY BANK,
as Lender


By: /s/ Diane I. Rooney
   ---------------------------
Its: Vice President
    --------------------------


STAR BANK, NATIONAL ASSOCIATION,
as Lender


By: /s/ Suzanne E. Geiger
   ----------------------------
Its: Vice President
    ---------------------------

ACCEPTED AND AGREED:

SUDBURY, INC.


By: /s/ Mark E. Brody
   -----------------------------
Its: Vice President
    ----------------------------


By: /s/ Jacques R. Sardas
   -----------------------------
Its: Chairman / CEO
    ----------------------------


CAST-MATIC CORPORATION


By: /s/ Mark E. Brody
   -----------------------------
Its: Vice President
    ----------------------------


By: /s/ Jacques R. Sardas
    ----------------------------
Its: Chairman / CEO
    ----------------------------

Mr. Mark Brody
Amendment No. 5 to Loan and Security Agreement
September 12, 1994
Page 4


FRISBY P.M.C. INCORPORATED


By: /s/ Mark E. Brody
   ----------------------------
Its: Vice President
    ---------------------------


By: /s/ Jacques R. Sardas
   ----------------------------
Its: Chairman / CEO
    ---------------------------


INDUSTRIAL POWDER COATINGS, INC.


By: /s/ Mark E. Brody
   ----------------------------
Its: Vice President
    ---------------------------


By: /s/ Jacques R. Sardas
   ----------------------------
Its: Chairman / CEO
    ---------------------------


IOWA MOLD TOOLING CO., INC.



By: /s/ Mark E. Brody
   ----------------------------
Its: Vice President
    ---------------------------


By: /s/ Jacques R. Sardas
   ----------------------------
Its: Chairman / CEO
    ---------------------------

Mr. Mark Brody
Amendment No. 5 to Loan and Security Agreement
September 12, 1994
Page 5


SOUTH COAST TERMINALS, INC.


By: /s/ Mark E. Brody
   ------------------------------
Its: Vice President
     ----------------------------


By: /s/ Jacques R. Sardas
   ------------------------------
Its: Chairman / CEO
    -----------------------------


WAGNER CASTINGS COMPANY



By: /s/ Mark E. Brody
   ------------------------------
Its: Vice President
    -----------------------------


By: /s/ Jacques R. Sardas
   ------------------------------
Its: Chairman / CEO
    -----------------------------


ACKNOWLEDGED AND CONSENTED TO:

WAGNER HAVANA, INC.

By: /s/ Mark E. Brody
   ------------------------------
Its: Vice President
    -----------------------------


By: /s/ Jacques R. Sardas
   ------------------------------
Its: Chairman / CEO
    -----------------------------

                           EXHIBIT "A"
                           -----------


      REPLACEMENT WAGNER HAVANA, INC. REVOLVING CREDIT NOTE
      -----------------------------------------------------



$7,500,000                                   September      , 1994
                                                      ------


FOR VALUE RECEIVED, the undersigned Wagner Havana, Inc., a Delaware corporation ("Havana"), hereby absolutely and unconditionally promises to pay to the order of Wagner Castings Company ("Wagner") at Wagner's head office at 825 N. Lowber Street, Decatur, Illinois 62521 or at such other location as Wagner may designate:

      (a) the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) or, if less, the aggregate unpaid principal amount of Havana Advances and Havana Intercompany Advances by Wagner to Havana pursuant to
          Section 2.2(g) of the Loan and Security Agreement dated as of May 28, 1993 (as amended and in effect from time to time, the "Agreement") among Sudbury, Inc., Cast-Matic Corporation, Frisby Mfg. Co., Industrial Powder Coatings, Inc., Iowa Mold Tooling Co., Inc., South Coast Terminals, Inc., Wagner Castings Company, and BankAmerica Business Credit, Inc. (the "Agent"), National City Bank, and Star Bank, National Association and

      (b) interest on the principal balance hereof on the first day of each month hereafter and at maturity (whether by acceleration, upon prepayment or otherwise) at a fluctuating per annum rate equal to the Revolving Loan Margin plus the Reference Rate, subject to the terms of SUBSECTION 3.1(d) of the Agreement. Such Interest Rate shall be adjusted simultaneously with any change in the Reference Rate. Interest charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable monthly in arrears on the first day of each calendar month hereafter, and as otherwise provided herein.

This Note evidences borrowings under and has been issued by Havana in accordance with the terms of the Agreement. Wagner, the Agent, and any holder hereof are entitled to the benefits of the Agreement and the other Loan Documents and may enforce the agreements of Havana contained therein, and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Agreement.

Havana irrevocably authorizes Wagner to make or cause to be made, at or about the time of any Havana Advance or Havana Intercompany Advance or at the time of receipt of any payment of this Note, an appropriate notation on the grid attached to the Note, or the continuation of such grid, or any other similar record, including computer records reflecting the making of such Havana Advance or Havana Intercompany Advance (as the case may be) or the receipt of such payment. A copy of the grid will be furnished on a monthly basis to the Agent. The outstanding amount of the Havana Advance set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records maintained by Wagner or the Agent with respect to any Havana Advance shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to Wagner, but the failure to record or any error in so recording any such amount on any such grid, continuation, or other record shall not limit or otherwise affect the obligation of Havana hereunder or under the Agreement to make payments of principal of and interest on this Note when due.

Havana has the right to prepay the whole or part of the principal of this Note at any time without premium or penalty.

If any one or more events of default shall occur in the Havana Security Agreement executed between Wagner and Havana as of May 28, 1993, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable.

No delay or omission on the part of Wagner, the Agent, or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of Wagner, the Agent, or such holder, nor shall any delay, omission, or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

Havana waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note, assent to any extension or postponement of the time of payment, or any other indulgence to any substitution, exchange, or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

This Note and the obligations of Havana hereunder shall for all purposes be governed by and construed in accordance with the law of the State of Illinois (excluding the laws applicable to conflicts or choice of law). Havana agrees that any suit for the enforcement of this Note may be brought in the courts of the State of Illinois or any federal court sitting therein and the consent to the nonexclusive jurisdiction of such court and the service of process in any such suit being made upon Havana by mail at 825 N. Lowber Street, Decatur, Illinois 62521. Havana hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in any inconvenient court.

Havana hereby acknowledges and agrees that this Note shall be assigned, transferred, and pledged by Wagner to the Agent for the ratable benefit of the Lenders in order to secure the Obligations of Wagner under the Agreement.

Havana further hereby represents and warrants to Wagner and its assignees and transferees hereunder that Havana is familiar with and has an understanding of the terms, conditions, and provisions of the Agreement.

None of the terms and provisions of this Note may be amended, modified, or changed in any respect without the prior written consent of the Agent.

IN WITNESS WHEREOF, Havana has caused this Note to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officer as of the day and year first above written.



[Corporate Seal]                        WAGNER HAVANA, INC.


                                        By:
                                           -------------------------
                                        Its:
                                            ------------------------


                           WAGNER HAVANA, INC. GRID




                   Amount    Amount of     Amount of  Balance
      Beginning    of        Havana        Principal   of
      Loan         Havana    Intercompany  Paid or     Principal   Notation
Date  Balance      Advance   Advances      Prepaid     Unpaid      Made By

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